Exhibit 99.1
TerraForm Power Operating, LLC Announces Extension of Consent Solicitation
Bethesda, MD, August 15, 2016 (GLOBENEWSWIRE) - TerraForm Power, Inc. (Nasdaq: TERP), an owner and operator of clean energy power plants, today announced that its wholly owned subsidiary TerraForm Power Operating, LLC (“TerraForm Power”) has extended the expiration date of its previously announced solicitation of consents (the “Consent Solicitation”) from holders of its 5.875% Senior Notes due 2023 and its 6.125% Senior Notes due 2025 to 5:00 p.m., New York City time, on August 19, 2016, unless further extended or terminated by TerraForm Power.
All other aspects of the Consent Solicitation remain unchanged and in effect.
Copies of the Consent Solicitation Statement and the Letter of Consent may be obtained by holders of the Notes from the Tabulation Agent for the Consent Solicitation, Global Bondholder Services Corporation, at (866) 794-2200.
Citigroup Global Markets Inc. is the Solicitation Agent for the Consent Solicitation. Questions regarding the Consent Solicitation may be directed to Citigroup Global Markets Inc., at (800) 558-3745 and (212) 723-6106.
None of TerraForm Power, the Tabulation Agent, the Solicitation Agent, the Trustee or any of their respective affiliates makes any recommendation as to whether holders of the Notes should deliver their consent to the Proposed Waiver pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such a recommendation. Each holder of the Notes must make its own decision as to whether to give its consent.
THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE A SOLICITATION OF CONSENTS IN ANY JURISDICTION.
THE CONSENT SOLICITATION IS BEING MADE ONLY PURSUANT TO THE CONSENT SOLICITATION STATEMENT AND THE LETTER OF CONSENT THAT THE TABULATION AGENT WILL DISTRIBUTE TO HOLDERS OF THE NOTES. HOLDERS OF THE NOTES SHOULD CAREFULLY READ THE CONSENT SOLICITATION STATEMENT AND LETTER OF CONSENT PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE CONSENT SOLICITATION, BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE CONSENT SOLICITATION.
About TerraForm Power
TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.
Contacts:
Investors:

Brett Prior
TerraForm Power
bprior@terraform.com
(650) 889-8628

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher

media@terraform.com
(212) 355-4449

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